UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 11, 2004

AMERIGON INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Town Center Drive, Suite 200, Dearborn, MI	48126-2716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(313) 336-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1 – 4. Not applicable.

Item 5. Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

William J. Wills, formerly Chief Financial Officer of the Company, resigned effective October 11, 2004.

Barry Steele was appointed as Chief Financial Officer of the Company, effective October 11, 2004. No written employment agreement exists between Mr. Steele and the Company, but Mr. Steele will initially be paid at a base annual rate of $160,000 per year and he will receive 50,000 stock options under the Company’s Amended and Restated 1997 Stock Incentive Plan that vest as follows: 10,000 options on October 11, 2004 and 10,000 on each of the first four anniversaries of such date so long as he remains employed by the Company on such date.

A copy of the Company’s press release dated October 11, 2004 announcing these changes is being filed as Exhibit 99.1 hereto and is incorporated in this report by reference.

Items 6 – 8.	Not applicable.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1      Company news release dated October 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

By:	/s/ Sandra L. Grouf
Sandra L. Grouf,
Corporate Secretary and Treasurer

Date: October 13, 2004

Exhibit Index

99.1	Company news release dated October 11, 2004.